Exhibit 9

SHEARMAN & STERLING LLP

FAX: 212 848-7179 TELEX: 667290 WUI www.shearman.com	599 LEXINGTON AVENUE NEW YORK, NY 10022-6069 212 848-4000	ABU DHABI BEJING BRUSSELS DÜSSELDORF FRANKFURT HONG KONG LONDON MANNHEIM MENLO PARK MUNICH NEW YORK PARIS ROME SAN FRANCISCO SINGAPORE TOKYO TORONTO WASHINGTON, D.C.

August 25, 2004

Master Institutional Money Market Trust
One Financial Center
Boston, MA 02111

Ladies and Gentlemen:

        Master Institutional Money Market Trust (the “Trust”) is authorized to issue and sell an unlimited number of full and fractional shares of beneficial interest of Merrill Lynch Premier Institutional Portfolio, Merrill Lynch Institutional Portfolio, Merrill Lynch Government Portfolio, Merrill Lynch Treasury Portfolio and Merrill Lynch Institutional Tax-Exempt Portfolio, each a series of the Trust (the “Shares”), in the manner and on the terms set forth in Amendment No. 3 to the Trust’s Registration Statement on Form N-1A, being filed with the Securities and Exchange Commission (File No. 811-10631) (the “Registration Statement”) together with this opinion as an exhibit thereto.

        We have examined copies, either certified or otherwise proved to our satisfaction to be genuine, of the Trust’s Declaration of Trust as amended and restated to date, and its By-Laws, as amended to date and as currently in effect, and other documents relating to its organization and operation as we have deemed necessary and appropriate as a basis for this opinion. We have assumed the authenticity of all instruments and documents, and the conformity to original documents of all instruments and documents submitted to us as certified, conformed or photostatic copies. In addition, we have received a certificate dated August 18, 2004 of the Office of the Secretary of the State of Delaware as updated by a letter from CT Corporation System on August 24, 2004 (the “Certificate”) indicating that the Trust is in good standing under the laws of the State of Delaware. We have also reviewed the Registration Statement filed as of the date of this opinion.

        Our opinion in paragraph 1 with regard to the valid existence of the Trust in the State of Delaware, its state of organization, is based solely upon the Certificate. Our opinions expressed herein are based upon present laws and facts.

Shearman & Sterling LLP is a limited liability partnership organized in the United States under the laws of the State of Delaware, which laws limit the personal liability of partners

August 25, 2004

        Based upon the foregoing and in reliance thereon and subject to the assumptions, limitations and qualifications set forth herein, it is our opinion that:

1.	The Trust has been duly organized and is validly existing under the laws of the State of Delaware.

2.	The Trust is authorized to issue an unlimited number of full and fractional Shares.

3.	Subject to the continuing effectiveness of the Registration Statement and compliance with applicable state securities laws (as to either of which we express no opinion), and assuming the continued valid existence of the Trust under the laws of the State of Delaware, upon the issuance of the Shares for a consideration not less than the par value thereof, if applicable, as required by the laws of the State of Delaware, and for the net asset value thereof as required by the Investment Company Act of 1940, as amended, and in accordance with the terms of Amendment No. 3 to the Registration Statement, and each subsequent post-effective amendment to the Registration Statement, such Shares will be legally issued and outstanding and fully paid and non-assessable.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as a part of Amendment No. 3 to the Registration Statement and any amendments thereto and with any state securities commission where such filing is required. We also consent to the reference to our firm as counsel in the prospectus and statement of additional information filed as a part thereof.

        We are members of the Bar of the State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York. We note that we are not licensed to practice law in the State of Delaware, and to the extent that any opinion herein involves the laws of the State of Delaware, such opinion should be understood to be based solely upon our review of the documents referred to above and the published statutes of the State of Delaware.

Very truly yours,

Shearman & Sterling LLP

MKN:rr